UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2007 (June 13, 2007)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)           On June 13, 2007, in response to a comment raised by the staff of the Securities and Exchange Commission (“SEC”) concerning Kaman Corporation’s (the “company’s”) segment disclosure and based upon its related discussions with the SEC, the company's management determined that the company will be disaggregating its Aerospace segment into four reporting segments under Financial Accounting Standards Board Statement No. 131 “Disclosures about Segments of an Enterprise and Related Information”. The four separate reporting segments will be: the Aerostructures segment, the Fuzing segment, the Helicopters segment and the Specialty Bearings segment, which is consistent with the current Management and Discussion Analysis reporting format of the company’s periodic SEC reports. These segments will be in addition to the company's Industrial Distribution and Music segments. The company's management had discussed this matter with the Audit Committee of the Board of Directors and was authorized to make this decision.

This change in presentation of reporting segments will be reflected in our Form 10-Q for the second quarter of 2007.  In addition, as a result of this change in the way that we present our reporting segments, the company’s Form 10-K for the year ended December 31, 2006 (which includes the years ended December 31, 2006, 2005 and 2004) and the Form 10-Q for the period ended March 30, 2007 (which includes the three-months ended March 30, 2007 and March 31, 2006) will be restated by Form 10-K/A and Form 10-Q/A filings, respectively, with the SEC.  The restatements will provide further detail of the segment information included in the aforementioned financial statements.  It is expected that the restatements will relate only to the disclosure of the company’s segment information, therefore, the previously reported amounts in the Consolidated Statements of Operations, including Net Sales, Net Earnings and Earnings Per Share, would remain unchanged. In addition, the restatement would have no effect on the Consolidated Balance Sheets, cash flows, or the liquidity or financial condition of the company.  The company plans to file the amended Form 10-K and Form 10-Q reports with the SEC as soon as reasonably practicable.

As part of the restatement process, we are re-evaluating the effectiveness of the design and operation of our disclosure controls and procedures in accordance with Exchange Act Rules 13a-15 and 15d-15.

The company’s management and the Audit Committee of the Board have discussed the matters disclosed in this report with the company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: June 19, 2007